Industry Canada Industrie Canada

Corporations Directorate
9th floor
Jean Edmonds Towers South
365 Laurier Avenue West
Ottawa, Ontario K1A 0C8

Direction générale des Corporations
9e étage
Tour Jean Edmonds sud
365, avenue Laurier ouest
Ottawa (Ontario) K1A 0C8

March 4, 1999/le 4 mars 1999

Your file - Votre référence

Our file - Notre référence
342374-3

SCORPIO MINING CORPORATION
ATTN: PETER J. HAWLEY
169 PERREAULT AVE.
VAL D'OR, QUE
J9P 2H1

Re - Objet

SCORPIO MINING CORPORATION

Enclosed herewith is the document issued in the above matter.

A notice of issuance of CBCA documents will be published in the *Canada Corporations Bulletin*. A notice of issuance of CCA documents will be published in the *Canada Corporations Bulletin* and the *Canada Gazette*.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.

Vous trouverez ci-inclus le document émis dans l'affaire précitée.

Un avis de l'émission de documents en vertu de la LCSA sera publié dans le *Bulletin des sociétés canadiennes*. Un avis de l'émission de documents en vertu de la LCC sera publié dans le *Bulletin des sociétés canadiennes* et dans la *Gazette du Canada*.

S'IL EST QUESTION D'UNE DÉNOMINATION SOCIALE OU D'UN CHANGEMENT DE DÉNOMINATION SOCIALE, L'AVERTISSEMENT SUIVANT DOIT ÊTRE RESPECTÉ :

Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l'obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu'il y a une probabilité de confusion. L'utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

NICOLE LAMARCHE
For the Director General, Corporations Directorate

pour le Directeur général, Direction générale des Corporations

Canada

Industry Canada Industrie Canada

**Certificate of Amendment**

**Canada Business Corporations Act**

**Certificat de modification**

**Loi canadienne sur les sociétés par actions**

**SCORPIO MINING CORPORATION**

Name of corporation-Dénomination de la société

**342374-3**

Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended

Je certifie que les statuts de la société susmentionnée ont été modifiés :

| | | |
|---|---|---|
| (a) under section 13 of the *Canada Business Corporations Act* in accordance with the attached notice; | ☐ | a) en vertu de l'article 13 de la *Loi canadienne sur les sociétés par actions*, conformément à l'avis ci-joint; |
| (b) under section 27 of the *Canada Business Corporations Act* as set out in the attached articles of amendment designating a series of shares; | ☐ | b) en vertu de l'article 27 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions; |
| (c) under section 179 of the *Canada Business Corporations Act* as set out in the attached articles of amendment; | ☒ | c) en vertu de l'article 179 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses modificatrices ci-jointes; |
| (d) under section 191 of the *Canada Business Corporations Act* as set out in the attached articles of reorganization. | ☐ | d) en vertu de l'article 191 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes. |

[signature]

Director - Directeur

March 1, 1999/le 1 mars 1999

Date of Amendment - Date de modification

Canada

Industry Canada | Industrie Canada
Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

**FORM 4**
**ARTICLES OF AMENDMENT**
**(SECTION 27 OR 177)**

**FORMULE 4**
**CLAUSES MODIFICATRICES**
**(ARTICLES 27 OU 177)**

1 -- Name of the Corporation - Dénomination sociale de la société

SCORPIO MINING CORPORATION

2 -- Corporation No. - N° de la société

342374-3

3 -- The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante :

ABITIBI-TEMISKAMINGUE, NORTHWESTERN QUEBEC DISTRICT, QUEBEC.

| Date | Signature | Title - Titre |
|---|---|---|
| Feb 22, 1999 | Peter J. Hawley | DIRECTOR PRESIDENT |

IC 3069 (1998/01) For Departmental Use Only - À l'usage du ministère seulement
MAR - 1 1999